Exhibit 99.1

BIONOVO ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

Emeryville, CA, November 3, 2008 -- Bionovo, Inc. (NASDAQ: BNVI) today announced results for the third quarter of 2008.

Quarter Results

The company did not report any revenue for the three and nine months ended September 30, 2008.

Total operating expenses for the three and nine months ending September 30, 2008 were $5.2 million and $13.7 million, respectively, compared to $3.6 million and $9.9 million, respectively, for the same period in 2007. This reflects the increase in costs related to the clinical trials of our leading drug candidates.

The Company reported a net loss for the three and six months ended September 30, 2008 of $5.1 million, or $0.07 per share, and $13.2 million, or $0.17 per share, respectively, compared with a net loss of $3.2 million, or $0.05 per share, and $9.2 million, or $0.15 per share, respectively, for the same periods in 2007.

The Company ended the quarter with $17.3 million in cash, cash equivalents and short term investments, and began the quarter with $24.6 million, a difference of $7.3 million. This difference includes $3.4 million in non-recurring capital expenditures associated with tenant improvements for laboratory and production capability expansion.

Company Highlights

The Company has continued the scientific and clinical development of its drug candidates for the treatment of advanced breast cancer, menopausal hot flashes, and menopausal vaginal atrophy. Recent advances have included:

•
The phase 1 portion of the BZL101 Phase 1/2 clinical trial for advanced metastatic breast cancer has now been completed successfully, showing  positive safety and tolerability profiles, as well as the early signs of clinical efficacy. The Phase 2 part of the trial is now open for enrollment at 17 clinical.sites in the US, and is expected to enroll 80 patients in the trial. There are currently over 160,000 women living with metastatic breast cancer in the U.S.

•
The Company presented an analysis of the metabolism of one of the active chemical ingredients of MF101, the Company’s drug candidate for the treatment of menopausal hot flashes. The presentation, to the American Society for Pharmacology and Experimental Therapeutics, Drug Metabolism and Disposition, adds to the growing body of data supporting MF101’s mechanism of action, safety and potential potency, as well as furthering the intellectual property protection for the Company.

•
Also on MF101, the Company released data from its previous Phase 2 study that showed MF101’s superior efficacy with respect to “night sweats” or “night awakenings due to hot flashes” – a particularly debilitating form of hot flash for which many women seek medical treatment and improved quality of life. This adds to the increasing evidence of the possible efficacy of MF101 and the market opportunity awaiting MF101 if and when it is approved by the FDA and put on the market.

•
The Company is currently in discussions with the FDA on the specific requirements for progression to Phase 3 pivotal trials of MF101. The Company expects to have resolution, and to be in a position to continue the clinical development and trials for MF101, by the end of the year.

•
The Company presented a report to the North American Menopause Society (NAMS), showing laboratory results of superior efficacy for VG101, the Company’s drug candidate for menopausal vaginal dryness, over other treatments. The Company expects to begin human clinical trials for VG101 late in 2008 or early in 2009.

 “The third quarter of the year continued the positive scientific progress for Bionovo,” said Dr. Isaac Cohen, O.M.D., Bionovo’s Chairman and Chief Executive Officer. “After much preparation and discussion with the FDA and our advisors, we are now poised to begin the next phase of clinical testing for our portfolio of women’s health and oncology drug candidates. We are also continuing promising discussions with potential pharmaceutical partners.”

“With over seventeen million dollars in cash, cash equivalents and short term investments, and a lower than industry clinical trial cost profile, we are poised to progress our lead drug candidates through these challenging economic times,” added Tom Chesterman, Bionovo’s Senior Vice President and Chief Financial Officer. "Given our current plans and expectations, this funding will be sufficient for at least the next 12 months".

A full financial report on Form 10-Q is expected to be filed by Tuesday, November 4, 2008.

Bionovo, Inc.

Bionovo is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, "BNVI". For more information about Bionovo and its programs, visit: http://www.bionovo.com.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Company Contact:
Tom Chesterman, SVP and CFO
Tel: 510.420.4189
tom.chesterman@bionovo.com

Source: Bionovo, Inc.

Bionovo, Inc
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

					Accumulated from
					February 1, 2002
	Three months ended		Nine months ended		(Date of Inception) to
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008
Revenues	$—	$243,375	$—	$250,875	$659,490
Operating expenses:
Research and development	3,941,303	2,444,674	8,881,340	7,212,445	24,673,545
General and administrative	1,222,319	1,129,402	4,852,648	2,689,246	12,304,415
Merger cost	—	—	—	—	1,964,065
Total operating expenses	5,163,622	3,574,076	13,733,988	9,901,691	38,942,025
Loss from operations	(5,163,622)	(3,330,701)	(13,733,988)	(9,650,816)	(38,282,535)
Change in fair value of warrant liability	—	—	—	—	831,288
Interest income	142,815	170,272	638,562	517,958	1,706,979
Interest expense	(36,286)	(42,370)	(98,198)	(68,898)	(335,216)
Other income (expense)	(1,322)	(5,241)	(16,938)	(5,241)	127,959
Loss before income tax	(5,058,415)	(3,208,040)	(13,210,562)	(9,206,997)	(35,951,525)
Income tax provision	—	—	(3,256)	(2,400)	(12,258)
Net loss	$(5,058,415)	$(3,208,040)	$(13,213,818)	$(9,209,397)	$(35,963,783)
Basic and diluted net loss per common share	$(0.07)	$(0.05)	(0.17)	(0.15)	$(0.88)
Shares used in computing basic and diluted net loss per common share	76,363,100	65,571,108	76,350,180	63,368,561	40,805,306

Bionovo, Inc
(A Development Stage Company)
Condensed Balance Sheets

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Note 1)*
ASSETS
Current assets:
Cash and cash equivalents	$6,664,427	$28,472,485
Short-term investments	10,645,621	4,823,938
Receivables	262,233	285,899
Prepaid expenses and other current assets	1,159,263	405,381
Total current assets	18,731,544	33,987,703
Property and equipment, net	6,777,308	3,900,248
Other assets and patent pending, net	1,027,306	277,220
Total assets	$26,536,158	$38,165,171
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$881,452	$299,677
Accrued clinical and costs of other studies	102,814	298,559
Accrued compensation and benefits	870,435	462,485
Current portion of lease obligation	793,242	706,710
Other current liabilities	467,088	949,200
Total current liabilities	3,115,031	2,716,631
Non-current portion of lease obligation	693,519	526,346

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 190,000,000 shares authorized; 76,363,101 and 76,343,101 shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	7,636	7,634
Additional paid-in capital	58,737,205	57,660,045
Accumulated other comprehensive income	(53,450)	4,480
Accumulated deficit	(35,963,783)	(22,749,965)
Total shareholders’ equity	22,727,608	34,922,194
Total liabilities and shareholders’ equity	$26,536,158	$38,165,171

* The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.